Pilgrim’s Pride Reports Operating Income of $164 Million with an Operating Margin of 8.1% for the Third Quarter of 2016

GREELEY, Colo., October 26, 2016 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2016 financial results.

Third Quarter Highlights

•	Net Sales of $2.03 billion.

•	Net Income of $98.7 million, GAAP EPS of $0.39.

•	Operating Income margins of 8.2% in U.S. and 7.4% in Mexico operations, respectively.

•	Adjusted EBITDA of $210.8 million (or a 10.4% margin).

•	Cash Flow From Operations of $242.1 million.

•	Conversion of a commodity markets facility into USDA-certified organic production on schedule to begin in Q1 2017.

•
Planned conversion of an additional case-ready facility to ABF, veg-fed production to support growth of key customers and further enhance portfolio differentiation, to put us more than half way to our 25% ABF target by 2018.

•
On-going ramp up of largest Prepared Foods facility to full capacity, with a target completion by end of Q1 2017, together with start-up of a new fully cooked line to strengthen and grow Prepared Foods Operations.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	Sep 25, 2016	Sep 27, 2015	Change
Net Sales	$2,031.7	$2,112.5	-3.8%
GAAP EPS	$0.39	$0.53	-26.4%
Operating Income	$163.8	$231.1	-29.1%
Adjusted EBITDA (1)	$210.8	$274.3	-23.1%
Adjusted EBITDA Margin (1)	10.4%	13.0%	-2.6pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“During Q3, our Fresh business continued to perform well driven by our differentiated portfolio strategy of having presence in all three bird sizes and strong relationships with key customers. Retail demand for our birds remained robust despite concerns about greater availability of other competing proteins. Within exports, volumes are also improving from a year ago, which improves value for the back half of the bird, and supportive of the overall cutout,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“The conversion of our existing facility to certified USDA organic chicken production is proceeding well and we plan to have the first chicken to market in Q1 of 2017. Additionally, we are starting work on converting one of our case-ready plants to produce ABF, veg-fed chicken. Together with our prior announcements on organic and ABF Fresh chicken as well as further processed products, we believe the latest conversion reinforces our strategy to better resonate with new consumer trends for more natural products while adding further value to our portfolio and supporting the growth of key customers. Furthermore, these investments signify our commitment to look for new sources of potential earnings driver while lessening the impact of volatile commodity markets in the long run.”

“Market environment in Mexico during Q3 followed its normal seasonality and our team members were relentless and continued to improve on the operating performance of the legacy business as well as implement synergies with the newly acquired assets. Despite the impact of unfavorable grain cost and exchange rate, our profitability in Mexico has remained steady compared to last year, which is a positive sign of the potential leverage we have within our operations. The outlook for Mexico remains very strong and we will continue to grow our offerings in the region, together with leveraging our strong fresh brand to leverage the growth of our Prepared Foods business.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 27, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc161027.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through January 27, 2017.

About Pilgrim’s Pride

Pilgrim’s employs approximately 38,200 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 25, 2016	December 27, 2015
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$85,994	$439,638
Trade accounts and other receivables, less allowance for doubtful accounts	350,810	348,994
Account receivable from related parties	3,491	2,668
Inventories	796,808	801,357
Income taxes receivable	51,057	71,410
Prepaid expenses and other current assets	75,686	75,602
Assets held for sale	6,049	6,555
Total current assets	1,369,895	1,746,224
Other long-lived assets	15,887	15,672
Identified intangible assets, net	40,548	47,453
Goodwill	125,607	156,565
Property, plant and equipment, net	1,450,352	1,352,529
Total assets	$3,002,289	$3,318,443

Notes payable to banks	$—	$28,726
Accounts payable	494,076	482,954
Account payable to related parties	9,689	7,000
Accrued expenses and other current liabilities	297,214	314,966
Income taxes payable	43,258	13,228
Current maturities of long-term debt	92	86
Total current liabilities	844,329	846,960
Long-term debt, less current maturities	1,004,840	985,509
Deferred tax liabilities	144,423	131,882
Other long-term liabilities	91,890	92,282
Total liabilities	2,085,482	2,056,633
Common stock	2,597	2,597
Treasury stock	(119,566)	(99,233)
Additional paid-in capital	1,681,005	1,675,674
Accumulated deficit	(591,253)	(261,252)
Accumulated other comprehensive loss	(65,848)	(58,930)
Total Pilgrim’s Pride Corporation stockholders’ equity	906,935	1,258,856
Noncontrolling interest	9,872	2,954
Total stockholders’ equity	916,807	1,261,810
Total liabilities and stockholders’ equity	$3,002,289	$3,318,443

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(In thousands, except per share data)
Net sales	$2,031,721	$2,112,529	$6,022,973	$6,219,324
Cost of sales	1,821,504	1,827,985	5,289,063	5,125,640
Gross profit	210,217	284,544	733,910	1,093,684
Selling, general and administrative expense	46,116	52,620	144,424	150,961
Administrative restructuring charges	279	792	279	5,605
Operating income	163,822	231,132	589,207	937,118
Interest expense, net of capitalized interest	11,959	10,501	35,540	26,870
Interest income	(125)	(319)	(1,501)	(3,086)
Foreign currency transaction loss (gain)	4,142	12,773	(837)	23,806
Miscellaneous, net	(1,741)	(2,071)	(5,637)	(7,135)
Income before income taxes	149,587	210,248	561,642	896,663
Income tax expense	51,060	73,153	192,062	313,751
Net income	98,527	137,095	369,580	582,912
Less: Net income (loss) attributable to noncontrolling interests	(130)	33	(334)	146
Net income attributable to Pilgrim’s Pride Corporation	$98,657	$137,062	$369,914	$582,766

Weighted average shares of common stock outstanding:
Basic	254,460	259,280	254,607	259,540
Effect of dilutive common stock equivalents	460	223	430	225
Diluted	254,920	259,503	255,037	259,765

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.39	$0.53	$1.45	$2.25
Diluted	$0.39	$0.53	$1.45	$2.24

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$369,580	$582,912
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	134,455	116,485
Impairment expense	—	4,813
Gain on property disposals	(7,315)	(9,817)
Loss on equity method investments	194	—
Share-based compensation	5,404	2,132
Deferred income tax benefit	(1,285)	(7,214)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(2,639)	40,694
Inventories	4,548	17,162
Prepaid expenses and other current assets	(83)	(1,415)
Accounts payable, accrued expenses and other current liabilities	(7,812)	92,159
Income taxes	45,220	17,836
Long-term pension and other postretirement obligations	(8,294)	(2,668)
Other operating assets and liabilities	(864)	3,235
Cash provided by operating activities	531,109	856,314
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(173,440)	(129,848)
Business acquisition	—	(373,532)
Proceeds from property disposals	10,316	13,553
Cash provided by (used in) investing activities	(163,124)	(489,827)
Cash flows from financing activities:
Proceeds from note payable to bank	36,838	5,869
Payments on note payable to bank	(65,564)	—
Proceeds from revolving line of credit	515,292	1,680,000
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(498,124)	(683,742)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	3,691	—
Tax benefit related to share-based compensation	—	7,834
Equity contribution to subsidiary by noncontrolling interest	7,252	—
Payment of capitalized loan costs	(693)	(12,322)
Purchase of common stock under share repurchase program	(20,333)	(45,080)
Purchase of common stock from retirement plan participants	(73)	—
Cash dividends	(699,915)	(1,498,470)
Cash used in financing activities	(721,629)	(545,911)
Increase (decrease) in cash and cash equivalents	(353,644)	(179,424)
Cash and cash equivalents, beginning of period	439,638	576,143
Cash and cash equivalents, end of period	$85,994	$396,719

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(In thousands)
Net income	$98,527	$137,095	$369,580	$582,912
Add:
Interest expense, net	11,834	10,182	34,039	23,784
Income tax expense (benefit)	51,060	73,153	192,062	313,751
Depreciation and amortization	45,772	41,415	134,455	116,485
Minus:
Amortization of capitalized financing costs	970	1,119	2,859	2,708
EBITDA	206,223	260,726	727,277	1,034,224
Add:
Foreign currency transaction losses (gains)	4,142	12,773	(837)	23,806
Restructuring charges	279	792	279	5,605
Minus:
Net income (loss) attributable to noncontrolling interest	(130)	33	(334)	146
Adjusted EBITDA	$210,774	$274,258	$727,053	$1,063,489

The summary unaudited consolidated income statement data for the twelve months ended September 25, 2016 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 27, 2015 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2015 and (2) the applicable audited consolidated income statement data for the nine months ended September 25, 2016.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	December 27, 2015	March 27, 2016	June 26, 2016	September 25, 2016	September 25, 2016
	(In thousands)
Net income	$63,050	$118,011	$153,042	$98,527	$432,630
Add:
Interest expense, net	10,091	11,340	10,865	11,834	44,130
Income tax expense (benefit)	33,045	62,604	78,398	51,060	225,107
Depreciation and amortization	42,490	42,391	46,293	45,772	176,946
Minus:
Amortization of capitalized financing costs	930	928	962	970	3,790
EBITDA	147,746	233,418	287,636	206,223	875,023
Add:
Foreign currency transaction losses (gains)	2,134	(235)	(4,744)	4,142	1,297
Restructuring charges	—	—	—	279	279
Minus:
Net income (loss) attributable to noncontrolling interest	(98)	(360)	156	(130)	(432)
Adjusted EBITDA	$149,978	$233,543	$282,736	$210,774	$877,031

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(In thousands)
Net income from continuing operations	$98,527	$137,095	$369,580	$582,912	4.85%	6.49%	6.14%	9.37%
Add:
Interest expense, net	11,834	10,182	34,039	23,784	0.58%	0.48%	0.57%	0.38%
Income tax expense (benefit)	51,060	73,153	192,062	313,751	2.51%	3.46%	3.19%	5.04%
Depreciation and amortization	45,772	41,415	134,455	116,485	2.25%	1.96%	2.23%	1.87%
Minus:
Amortization of capitalized financing costs	970	1,119	2,859	2,708	0.05%	0.05%	0.05%	0.04%
EBITDA	206,223	260,726	727,277	1,034,224	10.15%	12.34%	12.08%	16.63%
Add:
Foreign currency transaction losses (gains)	4,142	12,773	(837)	23,806	0.20%	0.60%	(0.01)%	0.38%
Restructuring charges	279	792	279	5,605	0.01%	0.04%	—%	0.09%
Minus:
Net income (loss) attributable to noncontrolling interest	(130)	33	(334)	146	(0.01)%	—%	(0.01)%	—%
Adjusted EBITDA	$210,774	$274,258	$727,053	$1,063,489	10.37%	12.98%	12.07%	17.10%

Net Revenue:	$2,031,721	$2,112,529	$6,022,973	$6,219,324	$2,031,721	$2,112,529	$6,022,973	$6,219,324

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$98,657	$137,062	$369,914	$582,766
Loss on early extinguishment of debt	—	—	—	68
Foreign currency transaction losses (gains)	4,142	12,773	(837)	23,806
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	102,799	149,835	369,077	606,640
Weighted average diluted shares of common stock outstanding	254,920	259,503	255,037	259,765
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.40	$0.58	$1.45	$2.34

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(In thousands, except per share data)
GAAP EPS	$0.39	$0.53	$1.45	$2.24
Loss on early extinguishment of debt	—	—	—	—
Foreign currency transaction losses (gains)	0.02	0.05	—	0.09
Adjusted EPS	$0.40	$0.58	$1.45	$2.34

Weighted average diluted shares of common stock outstanding	254,920	259,503	255,037	259,765

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 29, 2013	December 28, 2014	December 27, 2015	September 27, 2015	September 25, 2016
	(In thousands)
Long term debt, less current maturities	$501,999	$3,980	$985,509	$1,000,398	$1,004,840
Add: Current maturities of long term debt and notes payable	410,234	262	28,812	5,971	92
Minus: Cash and cash equivalents	508,206	576,143	439,638	396,719	85,994
Minus: Available-for-sale securities	96,902	—	—	—	—
Net debt (cash position)	$307,125	$(571,901)	$574,683	$609,650	$918,938

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,724,625	$1,798,375	$5,072,351	$5,479,992
Mexico:	307,096	314,154	950,622	739,332
Total net sales:	$2,031,721	$2,112,529	$6,022,973	$6,219,324

Sources of cost of sales by country of origin:
US:	$1,545,163	$1,552,282	$4,470,387	$4,511,158
Mexico:	276,365	275,727	818,748	614,554
Elimination:	(24)	(24)	(72)	(72)
Total cost of sales:	$1,821,504	$1,827,985	$5,289,063	$5,125,640

Sources of gross profit by country of origin:
US:	$179,462	$246,093	$601,964	$968,836
Mexico:	30,731	38,427	131,874	124,777
Elimination:	24	24	72	71
Total gross profit:	$210,217	$284,544	$733,910	$1,093,684

Sources of operating income by country of origin:
US:	$141,194	$203,755	$480,278	$833,193
Mexico:	22,604	27,353	108,857	103,854
Elimination:	24	24	72	71
Total operating income:	$163,822	$231,132	$589,207	$937,118